Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 22, 2020 in the Registration Statement (Form S-1) and related Prospectus of Praxis Precision Medicines, Inc. dated September 25, 2020.

/s/ Ernst & Young LLP

Boston, MA

September 25, 2020